REVISED BY-LAWS
                                       OF
                                 ROLLINS, INC.
                                (JULY 26, 1988)


                                     OFFICES

     FIRST: The registered office of the corporation shall be located at 2170 Piedmont Road, N.E., in the City of Atlanta, Georgia, and the registered agent in charge of said office shall be C T Corporation.

                                 CORPORATE SEAL

     SECOND:  The corporate  seal shall have  inscribed  thereon the name of the
corporation,   the  year  of  its  incorporation  and  the  words  "Incorporated
Delaware."

                            MEETINGS OF STOCKHOLDERS

     THIRD: The annual meeting of stockholders for the election of directors shall be held on the fourth Tuesday of April at such office of the corporation as may be designated by the Board of Directors and included in the notice of such meeting, in each year, or if that day be a legal holiday, on the next succeeding day not a legal holiday, at which meeting they shall elect by ballot, by plurality vote, a board of directors and may transact such other business as may come before the meeting.

     Special meetings of the stockholders may be called at any time by the chairman and shall be called by the chairman or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

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     All  such  meetings  of the  stockholders  shall  be held at such  place or places, within or without the State of Delaware, as may from time to time be fixed by the board of directors or as shall be specified and fixed by the respective notices or waivers of notice thereof.

     Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him, but no proxy shall be voted on after the meeting of stockholders for which such proxy was solicited and which has been adjourned sine die. Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election.

     Notice of all meetings shall be mailed by the secretary to each stockholder of record entitled to vote, at his or her last known post office address, not less than ten days before any annual or special meeting.

     The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

                                    DIRECTORS

     FOURTH: The property and business of this Corporation shall be managed by a Board of up to nine Directors. The Directors shall be divided into three classes. The first class (Class I) shall consist of two (2) Directors and the term of office of such class shall expire at the next Annual Meeting of Stockholders in 1978. The second class (Class II) shall consist of two (2) Directors and the term of office of such class shall expire at the Annual Meeting of Stockholders in 1979. The third class (Class III) shall consist of two (2) Directors and the term of office of such third class shall expire at the Annual Meeting of Stockholders in 1980. Should the number of Directors be increased or decreased in the future, no class of Directors shall have more than one Director more than any other class of Directors. At each annual election commencing at

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the Annual  Meeting of  Stockholders  in 1978,  the  successors  to the class of
Directors whose term expires at that time shall be elected to hold office for the term of three years to succeed those whose term expires, so that the term of office of one class of Directors shall expire in each year. Each Director shall hold office for the term for which he is elected or appointed or until his successor shall be elected and qualified, or until his death or until he shall resign.

                               POWERS OF DIRECTORS

     FIFTH: The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the certificate of incorporation and the by-laws.

     The board of directors shall have power:

     To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the board of directors may deem proper.

     To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property to the corporation.

     To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every other act and thing necessary to effectuate the same.

     To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper. Any employee appointed by the board may be given such designation or title as the board shall determine; however, any such designation or title given any such employee shall not be deemed to constitute such employee a corporate officer under Article EIGHTH of these by-laws.

     To confer on any officer of the corporation the power of selecting, discharging or suspending such employees.

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     To determine  by whom and in what manner the  corporation's  bills,  notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.

                              MEETING OF DIRECTORS

     SIXTH: After such annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

     Regular meetings of the directors shall be held annually following the stockholders meeting on the fourth Tuesday of April and quarterly on the fourth Tuesdays of July, October and January of each year at the executive office of the corporation in Atlanta, Georgia, or elsewhere and at other times as may be fixed by resolution of the board.

     Special meetings of the directors may be called by the chairman on two days' notice in writing or on one day's notice by telegraph to each director and shall be called by the chairman in like manner on the written request of two directors.

     Special meetings of the directors may be held within or without the State of Delaware at such places as is indicated in the notice or waiver of notice thereof.

     A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

                            COMPENSATION OF DIRECTORS
                            AND MEMBERS OF COMMITTEES

     SEVENTH: Directors and members of standing committees shall receive such compensation for

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attendance  at each  regular or special  meeting as the board shall from time to time prescribe.

                           OFFICERS OF THE CORPORATION

     EIGHTH: The officers of the corporation shall be a chairman, a president, a secretary, a treasurer and such other officers as may from time to time be chosen by the board of directors. The chairman and the president shall be chosen from among the directors.

     One person may hold more than one office.

     The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

                             DUTIES OF THE CHAIRMAN

     NINTH: The chairman shall be the chief executive officer of the corporation. It shall be his duty to preside at all meetings of stockholders and directors; to have general and active management of the business of the corporation; and to see that all orders and resolutions of the board of directors are carried into effect. The chairman shall be vested with all the powers and be required to perform all the duties of the president in his absence or disability.

                             DUTIES OF THE PRESIDENT

     TENTH: The president shall be the chief operating officer of the corporation. It shall be his duty to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the board.

     He shall have the general supervision and direction of the other officers of the corporation and shall

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see that their duties are properly performed.

     The president shall be vested with all the powers and be required to perform all the duties of the chairman in his absence or disability.

                               CHAIRMAN PRO TEM

     ELEVENTH: In the absence or disability of the chairman and the president, the board may appoint from their own number a chairman.

                                    SECRETARY

     TWELFTH: The secretary shall attend all meetings of the corporation, the board of directors, the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the president or the chairman of the board of directors.

                                    TREASURER

     THIRTEENTH: The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe.

     He shall give the corporation a bond, if required by the board of directors, in such sum and in form and with security satisfactory to the board of directors for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the board of directors may from time to time prescribe or require.


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                       DUTIES OF OFFICERS MAY BE DELEGATED

     FOURTEENTH: In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties to any other officer or to any director for the time being.

                              CERTIFICATES OF STOCK

     FIFTEENTH: Certificates of stock shall be signed by the chairman or the president and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so. Certificates may be signed by facsimile signature if so ordered by the board of directors.

                                TRANSFER OF STOCK

     SIXTEENTH: All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation.

     The corporation shall have authority to appoint transfer agents and registrars by resolution of the board of directors.

                            CLOSING OF TRANSFER BOOKS

     SEVENTEENTH: The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the by-laws may fix or authorize the board of directors to fix in

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advance a date,  not exceeding  sixty days  preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                             STOCKHOLDERS OF RECORD

     EIGHTEENTH: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not is shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                   FISCAL YEAR

     NINETEENTH: The fiscal year of the corporation shall begin on the first day of January in each year.

                                    DIVIDENDS

     TWENTIETH: Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

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                                CHECKS FOR MONEY

     TWENTY-FIRST: All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank. The board of directors also from time to time may authorize specified employees to sign checks on the corporation's accounts.

                               BOOKS AND RECORDS

     TWENTY-SECOND: The books, accounts and records of the corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the by-laws or by resolution of the directors.

                                     NOTICES

     TWENTY-THIRD: Notice required to be given under the provisions of these by-laws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice, required to be given under these by-laws whether before or after the time stated therein.

                              AMENDMENTS OF BY-LAWS

     TWENTY-FOURTH: These by-laws may be amended, altered, repealed, or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the directors in office, as the case may be.

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                          INDEMNIFICATION OF DIRECTORS
                             OFFICERS AND EMPLOYEES

     TWENTY-FIFTH: Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or General Counsel of the Corporation, or is or was serving at the request of the Corporation as a director, officer of General Counsel of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall be made if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, has not reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been determined to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation. Such determination may be made by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum). To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgements, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other employee for any such expenses to the full extent provided by the law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to act in another capacity while holding such office. The Corporation may, to

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the full extent permitted by law,  purchase and maintain  insurance on behalf of any such person against any liability which may be asserted against him.

                         RESTRICTIONS ON STOCK OWNERSHIP

     TWENTY-SIXTH: Not more than one-fifth of the shares of stock of this corporation outstanding at any time shall be owned (of record) or voted by or for the account of aliens or their representatives or by or for the account of a foreign government or representatives thereof or by or for the account of any corporation organized under the laws of a foreign country. The company or its transfer agent reserves the right to require any person or corporation tendering shares for transfer on its books to exhibit evidence of citizenship and no shares of the corporation will be transferred should the recording of such transfer result in more than twenty percent (20%) of the outstanding and issued stock of the corporation being registered in the name of an alien or representative of an alien.

     No person shall be elected an officer or director of the company who is not at the time of his election a citizen of the United States of America.

     At the discretion of the board of directors or its officers to whom the board delegates authority in connection with the printing of stock certificates to be issued by the corporation, a legend may be placed on such certificates, reading as follows:

     "Federal law restricts the ownership of shares in the issuing corporation to aliens within certain limits. No certificate will be received and transferred if the result thereof will be to cause more than twenty percent (20%) of the issued and outstanding stock of the corporation to be registered in the name or for the account of aliens (including foreign governments or subdivisions thereof) or their representative."

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